CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of HCIA Inc. of our report dated July 22, 1994, except as to Note 11 which is as of July 24, 1995, relating to the financial statements of Datis Corporation, which appears in the Current Report on Form 8-K of HCIA Inc. dated July 19, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
San Jose, California
November 14, 1996